U.S. SECURITIES AND EXCHANGE COMMISSION
             ---------------------------------------
                     Washington, D.C.  20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
                   --------------------------

                   PHILLIPS PETROLEUM COMPANY
     (Exact name of registrant as specified in its charter)

           Delaware                               73-0400345
-------------------------------               -------------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

        PHILLIPS BUILDING, BARTLESVILLE, OKLAHOMA  74004
      (Address of principal executive offices)   (Zip Code)


                 THE PHILLIPS PETROLEUM COMPANY
                     UNITED KINGDOM LIMITED
                      SHARE INCENTIVE PLAN
                    (Full title of the plan)


                         John A. Carrig
       Senior Vice President and Chief Financial Officer
                      18 Phillips Building
                  Bartlesville, Oklahoma  74004
             (Name and address of agent for service)

                          918-661-9037
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------
                             Proposed      Proposed
                              maximum       maximum
     Title of       Amount   offering     aggregate     Amount of
securities to        to be  price per      offering  registration
be registered   registered      share         price           fee
-----------------------------------------------------------------
Common Stock
  ($1.25 par
  value......      350,000     $55.59   $19,456,500     $4,650.10
                    shares
-----------------------------------------------------------------

                        --------------

Based on provision (c) of Rule 457, the proposed maximum offering price per share is based on the average of the high and low prices on December 13, 2001.

                             PART I

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule
428(b)(1).

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The documents listed below have been filed by Phillips
Petroleum Company with the Commission and are incorporated herein by reference:

     (a) Phillips Petroleum Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, File No. 1-720;

     (b)  Phillips Petroleum Company's Quarterly Reports on
          Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 2001, File Nos. 1-720;

     (c)  Phillips Petroleum Company's Current Reports on
          Form 8-K, filed on February 5, February 21, April 11, September 18, September 28 (as amended on October 31, and November 13, 2001), November 19, and December 13, 2001, File Nos. 1-720;

     (d) The description of Phillips Petroleum Company's common stock which is contained in its Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant or the Plans pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement from the date of filing of such documents.


                             Experts

     The consolidated financial statements and schedule of Phillips Petroleum Company appearing in its Annual Report on Form 10-K for the year ended December 31, 2000, as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Tosco Corporation for the two years ended December 31, 2000 and 1999, incorporated in this Registration Statement by reference to Phillips Petroleum Company's Current Report on Form 8-K/A filed on October 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Indemnification provisions of the registrant's bylaws are supplemented by directors' and officers' liability insurance with a limit of $300 million, which insurance is subject to a number of exclusions, deductibles and conditions.


Item 8.  EXHIBITS

     The following exhibits are filed herewith or incorporated by reference in accordance with Rule 411 of the General Rules and Regulations under the Securities Act of 1933, as indicated in the parentheses following the description of each exhibit:

Exhibit 5      Opinion of Counsel.

Exhibit 23(a)  Consent of Ernst & Young LLP.

          (b)  Consent of PricewaterhouseCoopers LLP.

          (c)  Consent of Robert C. Koch, Esq. (included in
               Exhibit 5 above).

Exhibit 24(a)  Powers of Attorney.

          (b) A certified copy of a resolution adopted by the Board of Directors of Phillips Petroleum Company authorizing the Chairman of the Board of Directors, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer and any Assistant Treasurer, to execute the registration statement including amendments thereto on behalf of the company by acting either personally or through powers of attorney.

Item 9.  UNDERTAKING

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bartlesville, State of Oklahoma, on December 17, 2001.

                                   PHILLIPS PETROLEUM COMPANY

                                           J. J. Mulva
                               Chairman of the Board of Directors
                                   and Chief Executive Officer


                                     /s/ Rand C. Berney
                               ----------------------------------
                                         Rand C. Berney
                                        Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                   Title                Date
         ---------                   -----                ----

Principal executive officer
       J. J. Mulva              Chairman of the
                              Board of Directors
  /s/ Rand C. Berney          and Chief Executive
---------------------------         Officer       December 17, 2001
      Rand C. Berney
     Attorney-in-Fact


Principal financial officer
      John A. Carrig         Senior Vice President
                              and Chief Financial
  /s/ Rand C. Berney                Officer
---------------------------                       December 17, 2001
      Rand C. Berney
     Attorney-in-Fact


Principal accounting officer

  /s/ Rand C. Berney           Vice President and
----------------------------       Controller     December 17, 2001
      Rand C. Berney

         Signature                   Title                Date
         ---------                   -----                ----

Norman R. Augustine
David L. Boren
Robert E. Chappell, Jr.
Robert M. Devlin
Larry D. Horner
J. J. Mulva
Thomas D. O'Malley
J. Stapleton Roy
Randall L. Tobias
Victoria J. Tschinkel
Kathryn C. Turner


By  /s/ Rand C. Berney             Directors      December 17, 2001
   --------------------------
        Rand C. Berney
       Attorney-in-Fact